Exhibit 99.1

Contact:	Robert Jaffe
Robert Jaffe Co., LLC
(424) 288-4098

LANNETT ANNOUNCES FISCAL 2020 THIRD-QUARTER FINANCIAL RESULTS

Financial and Business Highlights:

•	Q3 Net Sales of $144 Million, a Record, Post Levothyroxine
•	Adjusted EBITDA of $36 Million, In Line with Expectations
•	Commenced Marketing Four Products in FY20 Q3, Two Thus Far in Q4

Philadelphia, PA – May 6, 2020 – Lannett Company, Inc. (NYSE: LCI) today reported financial results for its fiscal 2020 third quarter ended March 31, 2020.

“I am incredibly proud of the effort and dedication of all of our employees in response to the COVID-19 public health crisis,” said Tim Crew, chief executive officer of Lannett. “We focused on employee safety and our team continues to produce important medications for patients. We also recently brought a number of new drug products to market. Fortunately for Lannett, all of our finished-dose manufacturing is U.S. based. We have long articulated our supply chain has less global fragmentation than that of many of our competitors. As a result, our supply chain for products and key ingredients has to date been only modestly affected by challenges associated with COVID-19.

“For our fiscal 2020 third quarter, net sales were higher than expected due to COVID-19, as patients appear to have purchased extra supply of their medications and some customers increased their purchases of some of our products to address patient demand and avoid shortages.

“We plan to launch several new products in the next several months, and look forward to our scheduled meeting in early June with the FDA to plan next steps for the clinical advancement of our biosimilar insulin glargine partnered product candidate.”

For the fiscal 2020 third quarter on a GAAP basis, net sales were $144.4 million compared with $172.8 million for the third quarter of fiscal 2019. Gross profit was $41.7 million, or 29% of net sales, compared with $65.3 million, or 38% of net sales. For the fiscal 2020 third quarter, operating expenses included an asset impairment charge of $14.0 million related to the write-down of the value of a product license agreement. Net loss was $16.6 million, or $0.43 per share, versus net income of $10.6 million, or $0.27 per diluted share, for the third quarter of fiscal 2019.

For the fiscal 2020 third quarter reported on a Non-GAAP basis, net sales were $144.4 million compared with $172.8 million for the third quarter of fiscal 2019. Adjusted gross profit was $52.3 million, or 36% of net sales, compared with $77.0 million, or 45% of net sales, for the prior-year third quarter. Adjusted interest expense was $12.7 million compared with $17.0 million for the third quarter of fiscal 2019. Adjusted net income was $11.7 million, or $0.27 per diluted share, compared with $26.6 million, or $0.68 per diluted share, for the fiscal 2019 third quarter. Adjusted EBITDA for the fiscal 2020 third quarter was $35.9 million.

Guidance for Fiscal 2020

Based on its current outlook, the company tightened the range for net sales and revised certain other items in its GAAP and adjusted guidance for fiscal year 2020. The full guidance is as follows:

	GAAP	Adjusted**
Net sales	$535 million to $545 million, from $530 million to $550 million	$535 million to $545 million, from $530 million to $550 million
Gross margin %	Approximately 29.5% to 31.5%, down from approximately 32.5% to 34.5%	Approximately 37% to 39%, down from approximately 39% to 41%
R&D expense	$31 million to $32 million, down from $34 million to $36 million	$31 million to $32 million, down from $34 million to $36 million
SG&A expense	$75 million to $77 million, up from $69 million to $72 million	$65 million to $67 million, up from $63 million to $66 million
Restructuring expense	$2 million to $3 million, unchanged	$ --
Asset impairment charges	$16 million, up from $2 million	$ --
Interest and other	$66 million to $68 million, down from $67 million to $69 million	$50 million to $51 million, down from $51 million to $53 million
Effective tax rate	Approximately 16% to 17%, unchanged	Approximately 21% to 22%, unchanged
Adjusted EBITDA*	N/A	$137 million to $147 million, down from $145 million to $160 million
Capital expenditures	$15 million to $20 million, down from $20 million to $25 million	$15 million to $20 million, down from $20 million to $25 million

**A reconciliation of Adjusted amounts to most directly comparable GAAP amounts can be found in the attached financial tables.

Conference Call Information and Forward-Looking Statements

Later today, the company will host a conference call at 4:30 p.m. ET to review its results of operations for its fiscal 2020 third quarter ended March 31, 2020. The conference call will be available to interested parties by dialing 800-447-0521 from the U.S. or Canada, or 847-413-3238 from international locations, passcode 49654451. The call will be broadcast via the Internet at www.lannett.com. Listeners are encouraged to visit the website at least 10 minutes prior to the start of the scheduled presentation to register, download and install any necessary audio software. A playback of the call will be archived and accessible on the same website for at least three months.

Discussion during the conference call may include forward-looking statements regarding such topics as, but not limited to, the company’s financial status and performance, regulatory and operational developments, and any comments the company may make about its future plans or prospects in response to questions from participants on the conference call.

Use of Non-GAAP Financial Measures

This news release contains references to Non-GAAP financial measures, including Adjusted EBITDA, which are financial measures that are not prepared in conformity with United States generally accepted accounting principles (U.S. GAAP). Management uses these measures internally for evaluating its operating performance. The Company’s management believes that the presentation of Non-GAAP financial measures provides useful supplementary information regarding operational performance, because it enhances an investor’s overall understanding of the financial results for the Company’s core business. Additionally, it provides a basis for the comparison of the financial results for the Company’s core business between current, past and future periods. The company also believes that including Adjusted EBITDA, as defined in the company’s existing Credit Agreement, is appropriate to provide additional information to investors to demonstrate the company’s ability to comply with financial debt covenants. Non-GAAP financial measures should be considered only as a supplement to, and not as a substitute for or as a superior measure to, financial measures prepared in accordance with U.S. GAAP.

Detailed reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included with this release.

Non-GAAP financial measures exclude, among others, the effects of (1) amortization of purchased intangibles and other purchase accounting entries, (2) restructuring expenses, (3) non-cash interest expense, as well as (4) certain other items considered unusual or non-recurring in nature.

*Adjusted EBITDA excludes the same adjustments discussed above, as well as additional adjustments permitted under the company’s existing Credit Agreement.

About Lannett Company, Inc.:

Lannett Company, founded in 1942, develops, manufactures, packages, markets and distributes generic pharmaceutical products for a wide range of medical indications – see financial schedule below for net sales by medical indication. For more information, visit the company’s website at www.lannett.com.

This news release contains certain statements of a forward-looking nature relating to future events or future business performance. Any such statements, including, but not limited to, successfully commercializing recently introduced products, launching additional products in the coming months, the potential material impact of COVID-19 on future financial results, and achieving the financial metrics stated in the company’s guidance for fiscal 2020, whether expressed or implied, are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated due to a number of factors which include, but are not limited to, the difficulty in predicting the timing or outcome of FDA or other regulatory approvals or actions, the ability to successfully commercialize products upon approval, including acquired products, and Lannett’s estimated or anticipated future financial results, future inventory levels, future competition or pricing, future levels of operating expenses, product development efforts or performance, and other risk factors discussed in the company’s Form 10-K and other documents filed with the Securities and Exchange Commission from time to time. These forward-looking statements represent the company's judgment as of the date of this news release. The company disclaims any intent or obligation to update these forward-looking statements.

# # #

FINANCIAL SCHEDULES FOLLOW

LANNETT COMPANY, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(In thousands, except share and per share data)

ASSETS	March 31, 2020	June 30, 2019
Current assets:
Cash and cash equivalents	$101,455	$140,249
Accounts receivable, net	180,356	164,752
Inventories	135,955	143,971
Prepaid income taxes	8,414	-
Assets held for sale	2,678	9,671
Other current assets	14,450	13,606
Total current assets	443,308	472,249
Property, plant and equipment, net	181,408	186,670
Intangible assets, net	401,044	411,229
Operating lease right-of-use assets	9,774	-
Deferred tax assets	111,793	109,305
Other assets	11,824	7,960
TOTAL ASSETS	$1,159,151	$1,187,413

LIABILITIES
Current liabilities:
Accounts payable	$33,834	$13,493
Accrued expenses	14,115	5,805
Accrued payroll and payroll-related expenses	13,121	19,924
Rebates payable	43,304	46,175
Royalties payable	21,362	16,215
Restructuring liability	61	2,315
Income taxes payable	-	2,198
Current operating lease liabilities	1,045	-
Short-term borrowings and current portion of long-term debt	95,064	66,845
Other current liabilities	2,850	3,652
Total current liabilities	224,756	176,622
Long-term debt, net	599,553	662,203
Long-term operating lease liabilities	10,189	-
Other liabilities	14,115	14,547
TOTAL LIABILITIES	848,613	853,372

STOCKHOLDERS' EQUITY
Common stock ($0.001 par value, 100,000,000 shares authorized; 39,898,838 and 38,969,518 shares issued; 38,741,712 and 38,010,714 shares outstanding at
March 31, 2020 and June 30, 2019, respectively)	40	39
Additional paid-in capital	319,064	317,023
Retained earnings	8,410	32,075
Accumulated other comprehensive loss	(641)	(615)
Treasury stock (1,157,126 and 958,804 shares at March 31, 2020 and June 30, 2019, respectively)	(16,335)	(14,481)
Total stockholders' equity	310,538	334,041
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,159,151	$1,187,413

LANNETT COMPANY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(In thousands, except share and per share data)

	Three months ended		Nine months ended
	March 31,		March 31,
	2020	2019	2020	2019
Net sales	$144,372	$172,794	$407,824	$521,566
Cost of sales	94,380	99,571	258,699	303,012
Amortization of intangibles	8,316	7,906	23,497	24,286
Gross profit	41,676	65,317	125,628	194,268
Operating expenses:
Research and development expenses	7,441	9,838	23,287	29,371
Selling, general, and administrative expenses	22,147	21,649	60,876	65,434
Restructuring expenses	191	452	1,771	1,687
Asset impairment charges	13,989	-	15,607	369,499
Total operating expenses	43,768	31,939	101,541	465,991
Operating income (loss)	(2,092)	33,378	24,087	(271,723)
Other income (loss):
Loss on extinguishment of debt	-	(413)	(2,145)	(413)
Investment income	393	925	1,552	1,860
Interest expense	(16,177)	(21,485)	(52,163)	(64,430)
Other	(380)	(401)	(181)	(1,409)
Total other loss	(16,164)	(21,374)	(52,937)	(64,392)
Income (loss) before income tax	(18,256)	12,004	(28,850)	(336,115)
Income tax expense (benefit)	(1,664)	1,359	(5,185)	(71,594)
Net income (loss)	$(16,592)	$10,645	$(23,665)	$(264,521)

Earnings (loss) per common share:
Basic	$(0.43)	$0.28	$(0.61)	$(7.01)
Diluted (1)	$(0.43)	$0.27	$(0.61)	$(7.01)

Weighted average common shares outstanding:
Basic	38,707,049	37,842,224	38,539,850	37,729,099
Diluted (1)	38,707,049	39,330,847	38,539,850	37,729,099

(1) Effective with the 4.5% Senior Convertible Note issued on September 27, 2019, the diluted earnings per share was calculated based on the "if-converted" method.

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

(In thousands, except percentages, share and per share data)

Three months ended March 31, 2020
	Net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expense	SG&A expense	Restructuring expenses	Asset impairment charge	Operating income (loss)	Other income (loss)	Income (loss) before income tax	Income tax expense (benefit)	Net income (loss)	Diluted earnings (loss) per share (k)
GAAP Reported	$144,372	$94,380	$8,316	$41,676	29%	$7,441	$22,147	$191	13,989	$(2,092)	$(16,164)	$(18,256)	$(1,664)	$(16,592)	$(0.43)
Adjustments:
Amortization of intangibles (a)	-	-	(8,316)	8,316		-	-	-	-	8,316	-	8,316	-	8,316
Cody API business (b)	-	(983)	-	983		(47)	(58)	-	-	1,088	-	1,088	-	1,088
Depreciation on capitalized software costs (c)	-	-	-	-		-	(1,058)	-	-	1,058	-	1,058	-	1,058
Decommissioning of Philadelphia sites (d)	-	(192)	-	192		-	-	-	-	192	-	192	-	192
Branded prescription drug fee (e)	-	-	-	-		-	(2,957)	-	-	2,957	-	2,957	-	2,957
Restructuring expenses (f)	-	-	-	-		-	-	(191)	-	191	-	191	-	191
Asset impairment charge (g)	-	-	-	-		-	-	-	(13,989)	13,989	-	13,989	-	13,989
Non-cash interest (h)	-	-	-	-		-	-	-	-	-	3,430	3,430	-	3,430
Other (i)	-	(1,168)	-	1,168		(29)	(354)	-	-	1,551	357	1,908	-	1,908
Tax adjustments (j)	-	-	-	-		-	-	-	-	-	-	-	4,832	(4,832)

Non-GAAP Adjusted	$144,372	$92,037	$-	$52,335	36%	$7,365	$17,720	$-	$-	$27,250	$(12,377)	$14,873	$3,168	$11,705	$0.27

(a)	To exclude amortization of purchased intangible assets primarily related to the acquisitions of KUPI and Silarx Pharmaceuticals, Inc.
(b)	To exclude the operating results of the ceased Cody API business
(c)	To exclude depreciation on previously capitalized software integration costs associated with the KUPI acquisition
(d)	To exclude the costs related to the decommissioning and shutdown of the Philadelphia manufacturing and distribution sites, including costs to transfer products to other locations
(e)	To exclude the federally mandated branded prescription drug fee related to Levothyroxine, a product the Company no longer sells
(f)	To exclude expenses associated with the Cody API Restructuring Plan
(g)	To exclude an impairment charge associated with an agreement to distribute Methylphenidate AB
(h)	To exclude non-cash interest expense associated with debt issuance costs
(i)	To exclude costs primarily related to the write-down of property, plant and equipment as well as COVID-19 special recognition payments
(j)	To exclude the tax effect of the pre-tax adjustments included above at applicable tax rates
(k)	The weighted average share number for the three months ended March 31, 2020 is 38,707,049 for GAAP and 46,132,471 for the non-GAAP earnings (loss) per share calculations. Effective with the 4.5% Senior Convertible Note issued on September 27, 2019, the diluted earnings per share was calculated based on the "if-converted" method.

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

(In thousands, except percentages, share and per share data)

Three months ended March 31, 2019
	Net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expenses	SG&A expenses	Restructuring expenses	Operating income	Other income (loss)	Income before income tax	Income tax expense	Net income	Diluted earnings per share (k)
GAAP Reported	$172,794	$99,571	$7,906	$65,317	38%	$9,838	$21,649	$452	$33,378	$(21,374)	$12,004	$1,359	$10,645	$0.27
Adjustments:
Amortization of intangibles (a)	-	-	(7,906)	7,906		-	-	-	7,906	-	7,906	-	7,906
Cody API business Held for Sale (b)	-	(1,342)	-	1,342		(775)	(979)	-	3,096	-	3,096	-	3,096
Depreciation on capitalized software costs (c)	-	-	-	-		-	(1,058)	-	1,058	-	1,058	-	1,058
Legal and financial advisory costs (d)	-	-	-	-		-	(961)	-	961	-	961	-	961
Decommissioning of Philadelphia sites (e)	-	(1,760)	-	1,760		-	-	-	1,760	-	1,760	-	1,760
Restructuring expenses (f)	-	-	-	-		-	-	(452)	452	-	452	-	452
Non-cash interest (g)	-	-	-	-		-	-	-	-	4,514	4,514	-	4,514
Loss on extinguishment of debt (h)	-	-	-	-		-	-	-	-	413	413	-	413
Other (i)	-	(625)	-	625		-	(1,188)	-	1,813	352	2,165	-	2,165
Tax adjustments (j)	-	-	-	-		-	-	-	-	-	-	6,363	(6,363)

Non-GAAP Adjusted	$172,794	$95,844	$-	$76,950	45%	$9,063	$17,463	$-	$50,424	$(16,095)	$34,329	$7,722	$26,607	$0.68

(a)	To exclude amortization of purchased intangible assets primarily related to the acquisitions of KUPI and Silarx Pharmaceuticals, Inc.
(b)	To exclude the operating results of the Cody API business Held for Sale which was classified as Held for Sale as of September 30, 2018
(c)	To exclude depreciation on previously capitalized software integration costs associated with the KUPI acquisition
(d)	To exclude legal and financial advisory costs primarily related to exploring and evaluating debt and capital structure alternatives
(e)	To exclude the costs associated with the decommissioning and shutdown of the Philadelphia manufacturing and distribution sites
(f)	To exclude expenses associated with the 2016 Restructuring Plan as well as the Cody Restructuring Plan
(g)	To exclude non-cash interest expense associated with debt issuance costs
(h)	To exclude the loss on extinguishment of debt related to open market repurchases of Term Loans
(i)	To primarily exclude separation costs related to the Company's cost reduction plan, a reversal of indemnified unrecognized tax benefits due to expirations in the statute of limitations, as well as a write-down of certain assets related to the Company’s foreign subsidiary
(j)	To exclude the tax effect of the pre-tax adjustments included above at applicable tax rates
(k)	The weighted average share number for the three months ended March 31, 2019 is 39,330,847 for both the GAAP and the non-GAAP earnings per share calculations

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

(In thousands, except percentages, share and per share data)

Nine months ended March 31, 2020
	Net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expense	SG&A expense	Restructuring expenses	Asset impairment charges	Operating income	Other income (loss)	Income (loss) before income tax	Income tax expense (benefit)	Net income (loss)	Diluted earnings (loss) per share (l)
GAAP Reported	$407,824	$258,699	$23,497	$125,628	31%	$23,287	$60,876	$1,771	15,607	$24,087	$(52,937)	$(28,850)	$(5,185)	$(23,665)	$(0.61)
Adjustments:
Amortization of intangibles (a)	-	-	(23,497)	23,497		-	-	-	-	23,497	-	23,497	-	23,497
Cody API business (b)	-	(2,911)	-	2,911		(552)	(433)	-	-	3,896	-	3,896	-	3,896
Depreciation on capitalized software costs (c)	-	-	-	-		-	(3,175)	-	-	3,175	-	3,175	-	3,175
Decommissioning of Philadelphia sites (d)	-	(1,484)	-	1,484		-	-	-	-	1,484	-	1,484	-	1,484
Branded prescription drug fee (e)	-	-	-	-		-	(2,957)	-	-	2,957	-	2,957	-	2,957
Restructuring expenses (f)	-	-	-	-		-	-	(1,771)	-	1,771	-	1,771	-	1,771
Asset impairment charges (g)	-	-	-	-		-	-	-	(15,607)	15,607	-	15,607	-	15,607
Non-cash interest (h)	-	-	-	-		-	-	-	-	-	11,001	11,001	-	11,001
Loss on extinguishment of debt (i)	-	-	-	-		-	-	-	-	-	2,145	2,145	-	2,145
Other (j)	-	(1,585)	-	1,585		(29)	(2,578)	-	-	4,192	21	4,213	-	4,213
Tax adjustments (k)	-	-	-	-		-	-	-	-	-	-	-	13,942	(13,942)

Non-GAAP Adjusted	$407,824	$252,719	$-	$155,105	38%	$22,706	$51,733	$-	$-	$80,666	$(39,770)	$40,896	$8,757	$32,139	$0.76

(a)	To exclude amortization of purchased intangible assets primarily related to the acquisitions of KUPI and Silarx Pharmaceuticals, Inc.
(b)	To exclude the operating results of the ceased Cody API business
(c)	To exclude depreciation on previously capitalized software integration costs associated with the KUPI acquisition

(d)	To exclude the costs related to the decommissioning and shutdown of the Philadelphia manufacturing and distribution sites, including costs to transfer products to other locations
(e)	To exclude the federally mandated branded prescription drug fee related to Levothyroxine, a product the Company no longer sells
(f)	To exclude expenses associated with the Cody API Restructuring Plan
(g)	To exclude impairment charges primarily associated with an agreement to distribute Methylphenidate AB
(h)	To exclude non-cash interest expense associated with debt issuance costs
(i)	To exclude the loss on extinguishment of debt primarily related to the partial repayment of the outstanding Term Loan A balance
(j)	To primarily exclude accrued separation costs related to the Company's former Chief Financial Officer, COVID-19 special recognition payments, as well as legal settlements, partially offset by gains on sales of assets previously held for sale

(k)	To exclude the tax effect of the pre-tax adjustments included above at applicable tax rates
(l)	The weighted average share number for the nine months ended March 31, 2020 is 38,539,850 for GAAP and 44,248,722 for the non-GAAP earnings (loss) per share calculations. Effective with the 4.5% Senior Convertible Note issued on September 27, 2019, the diluted earnings per share was calculated based on the "if-converted" method.

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

(In thousands, except percentages, share and per share data)

Nine months ended March 31, 2019
	Net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expenses	SG&A expenses	Restructuring expenses	Asset impairment charges	Operating income (loss)	Other income (loss)	Income before income tax (loss)	Income tax expense (benefit)	Net income (loss)	Diluted earnings (loss) per share (m)
GAAP Reported	$521,566	$303,012	$24,286	$194,268	37%	$29,371	$65,434	$1,687	$369,499	$(271,723)	$(64,392)	$(336,115)	$(71,594)	$(264,521)	$(7.01)
Adjustments:
Depreciation of fixed assets step-up (a)	-	(2,459)	-	2,459		-	-	-	-	2,459	-	2,459	-	2,459
Amortization of intangibles (b)	-	-	(24,286)	24,286		-	-	-	-	24,286	-	24,286	-	24,286
Cody API business Held for Sale (c)	-	(4,828)	-	4,828		(1,637)	(945)	-	-	7,410	-	7,410	-	7,410
Depreciation on capitalized software costs (d)	-	-	-	-		-	(3,175)	-	-	3,175	-	3,175	-	3,175
Legal and financial advisory costs (e)	-	-	-	-		-	(3,389)	-	-	3,389	-	3,389	-	3,389
Decommissioning of Philadelphia sites (f)	-	(4,025)	-	4,025		-	-	-	-	4,025	583	4,608	-	4,608
Restructuring expenses (g)	-	-	-	-		-	-	(1,687)	-	1,687	-	1,687	-	1,687
Asset impairment charges (h)	-	-	-	-		-	-	-	(369,499)	369,499		369,499	-	369,499
Non-cash interest (i)	-	-	-	-		-	-	-	-	-	13,448	13,448	-	13,448
Loss on extinguishment of debt (j)	-	-	-	-		-	-	-	-	-	413	413	-	413
Other (k)	-	(1,751)	-	1,751		(210)	(3,789)	-	-	5,750	637	6,387	-	6,387
Tax adjustments (l)	-	-	-	-		-	-	-	-	-	-	-	95,066	(95,066)

Non-GAAP Adjusted	$521,566	$289,949	$-	$231,617	44%	$27,524	$54,136	$-	$-	$149,957	$(49,311)	$100,646	$23,472	$77,174	$1.98

(a)	To exclude depreciation of a fair value step-up in property, plant and equipment related to the acquisition of Kremers Urban Pharmaceuticals, Inc. ("KUPI")
(b)	To exclude amortization of purchased intangible assets primarily related to the acquisitions of KUPI and Silarx Pharmaceuticals, Inc.
(c)	To exclude the operating results of the Cody API business Held for Sale which was classified as Held for Sale as of September 30, 2018
(d)	To exclude depreciation on previously capitalized software integration costs associated with the KUPI acquisition
(e)	To exclude legal and financial advisory costs primarily related to exploring and evaluating debt and capital structure alternatives, including the December 2018 amendment to our Credit Agreement
(f)	To exclude the costs associated with the decommissioning and shutdown of the Philadelphia manufacturing and distribution sites
(g)	To exclude expenses associated with the 2016 Restructuring Plan as well as the Cody Restructuring Plan
(h)	To exclude asset impairment charges related to goodwill and other long-lived assets
(i)	To exclude non-cash interest expense associated with debt issuance costs
(j)	To exclude the loss on extinguishment of debt related to open market repurchases of Term Loans
(k)	To primarily exclude separation costs related to the Company's cost reduction plan, a special recognition incentive payment, as well as reversals of indemnified unrecognized tax benefits due to expirations in the statute of limitations
(l)	To exclude the tax effect of the pre-tax adjustments included above at applicable tax rates
(m)	The weighted average share number for the nine months ended March 31, 2019 is 37,729,099 for GAAP and 39,066,670 for the non-GAAP earnings (loss) per share calculations

LANNETT COMPANY, INC.

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA (UNAUDITED)

($ in thousands)

Three months ended
March 31, 2020
Net loss	$(16,592)

Interest expense	16,177
Depreciation and amortization	14,508
Income tax benefit	(1,664)
EBITDA	12,429

Share-based compensation	1,870
Inventory write-down	2,432
Asset impairment charge	13,989
Investment income	(393)
Other non-operating loss	380
Restructuring expenses	191
Restructuring payments	(537)
Cody API business (a)	1,088
Branded prescription drug fee (b)	2,957
Other (c)	1,519
Adjusted EBITDA (Non-GAAP)	$35,925

(a)	To exclude the operating results of the ceased Cody API business
(b)	To exclude the federally mandated branded prescription drug fee related to Levothyroxine, a product the Company no longer sells

(c)	To primarily exclude COVID-19 special recognition payments as well as the costs related to the decommissioning and shutdown of the Philadelphia manufacturing and distribution sites, including costs to transfer products to other locations

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

($ in millions)

	Fiscal Year 2020 Guidance
				Non-GAAP
	GAAP	Adjustments		Adjusted
Net sales	$535 - $545	-		$535 - $545
Gross margin percentage	approx. 29.5% to 31.5%	7.5%	(a)	approx. 37% to 39%
R&D expense	$31 - $32	-		$31 - $32
SG&A expense	$75 - $77	($10)	(b)	$65 - $67
Restructuring expense	$2 - $3	($2 - $3)	(c)	-
Asset impairment charges	$16	($16)	(d)	-
Interest and other	$66 - $68	($16 - $17)	(e)	$50 - $51
Effective tax rate	approx. 16% to 17%	5%	(f)	approx. 21% to 22%
Adjusted EBITDA	N/A	N/A		$137 - $147
Capital expenditures	$15 - $20	-		$15 - $20

(a) The adjustment primarily reflects amortization of purchased intangible assets related to the acquisition of Kremers Urban Pharmaceuticals, Inc. ("KUPI")

(b) The adjustment primarily excludes depreciation on previously capitalized software integration costs associated with the KUPI acquisition as well as a federally mandated branded prescription drug fee related to Levothyroxine, a product the Company no longer sells

(c) To exclude expenses associated with the Cody API Restructuring Plan

(d) This adjustment primarily excludes an impairment charge associated with an agreement to distribute Methylphenidate AB

(e) The adjustment primarily reflects non-cash interest expense associated with debt issuance costs

(f) The adjustment reflects the impact of tax credits and deductions relative to expected annual pre-tax income

LANNETT COMPANY, INC.

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA (UNAUDITED)

($ in millions)

	Fiscal Year 2020 Guidance
	Low	High
Net loss	$(26.0)	$(20.7)

Interest expense	66.0	68.0
Depreciation and amortization	56.0	57.0
Income taxes	(5.0)	(4.3)
EBITDA	91.0	100.0

Share-based compensation	10.0	10.0
Inventory write-down	10.0	11.0
Asset impairment charges	16.0	16.0
Branded prescription drug fee	3.0	3.0
Cody API business	4.0	4.0
Decommissioning of Philadelphia sites	2.0	2.0
Separation costs	1.0	1.0
Restructuring expenses	2.0	3.0
Restructuring payments	(3.0)	(4.0)
Other	1.0	1.0
Adjusted EBITDA (Non-GAAP)	$137.0	$147.0

LANNETT COMPANY, INC.

NET SALES BY MEDICAL INDICATION

	Three months ended		Nine months ended
($ in thousands)	March 31,		March 31,
Medical Indication	2020	2019	2020	2019
Analgesic	$2,811	$946	$6,806	$5,322
Anti-Psychosis	27,858	20,616	78,588	45,541
Cardiovascular	21,746	22,783	67,325	70,233
Central Nervous System	18,566	15,906	57,154	37,565
Endocrinology	-	55,210	-	197,565
Gastrointestinal	20,745	16,501	56,020	47,038
Infectious Disease	21,749	4,162	51,722	13,258
Migraine	12,886	9,846	32,907	32,134
Respiratory/Allergy/Cough/Cold	2,966	2,549	8,747	9,521
Urinary	1,149	2,096	2,817	5,233
Other	8,051	14,247	27,847	37,658
Contract manufacturing revenue	5,845	7,932	17,891	20,498
Total net sales	$144,372	$172,794	$407,824	$521,566